SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2002

IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 834, Valley Forge, Pennsylvania    19482

Registrant’s telephone number, including area code:    (610) 296-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) 142, “Goodwill and Other Intangible Assets.” SFAS 142 eliminates amortization of goodwill and intangible assets with indefinite lives and requires a transitional impairment test of these assets within six months of the date of adoption and an impairment test at least annually thereafter. We adopted SFAS 142 effective October 1, 2001. We are filing this Current Report on Form 8-K pursuant to paragraph 61 of SFAS 142 to report adjusted net income and per share information for the years ended September 30, 2001, 2000 and 1999, as if the non-amortization provisions of SFAS 142 had been adopted at the beginning of these respective fiscal years. This information is presented within Note 19 to the Consolidated Financial Statements which are filed as Exhibit 99.3 to this report. Except for the additional disclosure in Note 19, the financial statements are unchanged from those included in our Annual Report on Form 10-K/A for the year ended September 30, 2001.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

c.    The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

(99.1) Report	of PricewaterhouseCoopers LLP.

(99.2) Report	of Ernst & Young LLP.

(99.3) IKON	Office Solutions, Inc. Audited Financial Statements for Fiscal Year ended September 30, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By:	/s/ WILLIAM S. URKIEL
William S. Urkiel Senior Vice President and Chief Financial Officer

Dated:  July 31, 2002